2021 Third Quarter Earnings Presentation October 28, 2021

Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the uncertainties related to the coronavirus pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2020 and in our other subsequent filings with the Securities and Exchange Commission. Cautionary Note Regarding Forward-Looking Statements 2

3Q-2021 Highlights vs 3Q-2020 3 Balance SheetEarnings & Profitability Credit Quality  Net income of $8.3 million, up $4.7 million, or 129%  Diluted earnings per share of $0.54, up $0.31, or 135%  Net interest margin of 4.21%, up from 3.66%  Reversal of provision for loan losses of $884 thousand, a $2.3 million decrease in provision for loan losses  Pre-provision net revenue of $10.6 million, up $4.2 million, or 64%  ROE and ROA of 21.30% and 2.03%, up from 10.22% and 1.11%, respectively  Efficiency ratio of 47.28%, an improvement from 55.31% Capital  Total assets of $1.68 billion, up $340.1 million, or 25%  Total loans of $1.33 billion, up $212.1 million, or 19%  Total deposits of $1.50 billion, up $326.2 million, or 28%  Adjusted allowance to gross loans of 1.34%, compared to 1.40%  Net loan (recoveries) charge-offs remained minimal at zero percent  Nonperforming loans to gross loans of 0.09%, compared to 0.03%.  Criticized loans to gross loans of 0.18%, down from 0.63%  Quarterly cash dividend increased by $0.03 per share, or 43%, to $0.10 per share  Capital position remained solid with a Common Equity Tier 1 ratio of 12.63%  Book value per common share rose 12% to $10.48  Returned $1.5 million of capital to shareholders through cash dividend

COVID-19 Loan Modifications 4 (Dollars in thosands) As of September 30, 2021 Total Loans # of Loans Loan Amount % of Respective Loan Portfolio % of All Modified Loans Weighted Average DCR * Weighted Average LTV * CRE Total 998,916$ 3 6,274$ 0.6% 93.0% 0.83 63.1% Hotel/Motel 205,860 2 5,311 2.6% 78.7% 0.92 59.5% Retail 234,794 - - 0.0% 0.0% Gas Station 168,711 - - 0.0% 0.0% Industrial 136,203 - - 0.0% 0.0% Other CRE 253,348 1 963 0.4% 14.3% 0.33 83.1% C&I 211,027 1 474 0.2% 7.0% Consumer (Predominantly residential mortgage) 116,344 - - 0.0% 0.0% Total Loans 1,326,287$ 4 6,748$ 0.5% 100.0% * Weighted based on loan amounts Modified Loans COVID-19 Deferments

COVID-19 Loan Modification Trend 5 # $000 # $000 # $000 # $000 # $000 # $000 Real Estate Lessors Total 72 150,452$ 18 43,806$ 14 29,655$ 6 15,188$ 5 13,491$ 3 6,274$ Hotel/Motel 14 39,082 10 32,191 10 20,276 6 15,188 3 11,903 2 5,311 Car Wash - - 1 3,733 1 2,148 Office 6 8,346 - - 2 1,858 1 629 Other Real Estate 7 13,072 2 1,496 1 5,373 1 959 1 963 Retail 28 49,826 4 5,600 Mixed Use 3 17,477 Gas Station 5 9,037 Industrial 4 4,810 Churches 2 1,769 1 786 Industrial 2 6,487 Multi-Family 1 546 C&I Total 16 11,162 6 5,244 2 478 3 1,041 1 480 1 474 Restaurant 8 6,512 4 4,693 1 148 1 466 Laundry Services 2 1,216 1 330 1 330 1 89 Car Wash 1 139 1 221 Wholesale 4 3,034 1 486 1 480 1 474 Other C&I 1 261 Residential Mortgage 67 29,267 18 7,862 2 1,053 5 2,761 3 1,708 - - Total 155 190,881$ 42 56,912$ 18 31,186$ 14 18,990$ 9 15,679$ 4 6,748$ 3Q212Q211Q212Q20 3Q20 4Q20 Property Type / NAICS

COVID-19 Loan Modification Type & Duration 6 Modification TypeModification Type & Duration Note: Percentages are based on loan amounts as of September 30, 2021. Modification Duration

COVID-19 Loan Modification – Hotel & Motel CRE 7 Geographic LocationModification Type & Duration Note: Percentages are based on loan amounts as of September 30, 2021. Average Information  Average Loan Size: $2.7 million  Weighted Average LTV: 59.5%  Weighted Average DCR: 0.92

Balance Sheet Trend 8 Gross Loans ($mm)Total Assets ($mm) Total Equity ($mm) & Book Value Per Share ($)Total Deposits ($mm)

Loan Trend 9 Loan Origination ($mm)Loan Composition ($mm) Loan Yields (%) Commercial Real Estate Concentration (%)

Deposit Trend 10 Noninterest Bearing Deposits ($mm)Deposit Composition ($mm) Cost of Deposits (%) CD Maturity Schedule ($mm)

Earnings & Profitability 11 Noninterest Income ($mm)Net Interest Income ($mm) & Net Interest Margin (%) Noninterest Expense ($mm) Efficiency Ratio (%)

Earnings & Profitability 12 Pre-Provision Net Revenue ($mm)Provision for Loan Losses ($mm) Net Income ($mm) & Diluted EPS ($) Return on Assets & Return on Equity (%)

Source: Target Fed Funds Rate per Federal Open Market Committee guidance. Net Interest Margin Trend 13

Asset Quality 14 Criticized Loans ($mm)Nonperforming Loans ($mm) Net Charge-Offs ($mm)Allowance for Loan Losses ($mm)

Liquidity & Capital 15 Total Liquidity ($mm)On Balance Sheet Liquidity ($mm) Tier 1 Leverage ($mm) Total Risk Based Capital ($mm)

Non-GAAP Reconciliation 16 Pre-Provision Net Revenue ($ in thousands) 3Q21 2Q21 1Q21 4Q20 3Q20 Interest income 17,355$ 15,349$ 13,632$ 13,375$ 13,016$ Interest expense 766 763 877 1,194 1,597 Net interest income 16,589 14,586 12,755 12,181 11,419 Noninterest income 3,542 2,220 2,966 3,392 3,021 Noninterest expense 9,519 8,789 7,966 8,402 7,987 Pre-Provision Net Revenue (a) 10,612$ 8,017$ 7,755$ 7,171$ 6,453$ Reconciliation to Net Income: (Reversal of ) provision for loan losses (b) (884) (1,112) 620 1,790 1,399 Provision for income taxes (c) 3,246 2,750 2,058 1,513 1,459 Net income (a) + (b) + (c) 8,250$ 6,379$ 5,077$ 3,868$ 3,595$ For the Three Months Ended Pre-provision net revenue removes provision for loan losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

Non-GAAP Reconciliation

Adjusted Allowance to Gross Loans Ratio

Adjusted allowance to gross loans ratio removes the impacts of purchased loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company's results and those of its peer banks.

($ in thousands)		For the Three Months Ended 2Q21	2Q21	1Q21	4Q20	3Q20
Gross loans		$ 1,231,821	$ 1,245,866	$ 1,155,872	$ 1,099,736	$ 1,072,790
Less: Purchased loans		(83,025)	(88,438)	—	—	—
PPP loans [1]		(64,574)	(97,673)	(113,551)	(64,906)	(64,634)
Adjusted gross loans	(a)	$ 1,084,222	$ 1,059,755	$ 1,042,321	$ 1,034,830	$ 1,008,156
Accrued interest receivable on loans		$ 3,659	$ 3,179	$ 2,839	$ 3,729	$ 4,689
Less: Accrued interest receivable on purchased loans		(375)	(290)	—	—	—
Accrued interest receivable on PPP loans [2]		(416)	(461)	(481)	(445)	(280)
Add: Allowance on accrued interest receivable		465	792	1,279	634	—
Adjusted accrued interest receivable on loans	(b)	$ 3,333	$ 3,220	$ 3,637	$ 3,918	$ 4,409
Adjusted gross loans and accrued interest receivable	(a) + (b) = (c)	$ 1,087,555	$ 1,062,975	$ 1,045,958	$ 1,038,748	$ 1,012,565
Allowance for loan losses		$ 14,134	$ 14,687	$ 15,339	$ 15,351	$ 14,164
Add: Allowance on accrued interest receivable		465	792	1,279	634	—
Adjusted Allowance	(d)	$ 14,599	$ 15,479	$ 16,618	$ 15,985	$ 14,164
Adjusted allowance to gross loans ratio	(d)/(c)	1.34%	1.46%	1.59%	1.54%	1.40%

(1) Excludes purchased PPP loans of $4.7 million and $6.3 million as of September 30, 2021 and June 30, 2021, respectively.

(2) Excludes purchased accrued interest receivable on PPP loans of $30 thousand and $26 thousand as of September 30, 2021 and June 30, 2021, respectively.

17